EXHIBIT 10.1

MINUTES OF FIRST MEETING OF
BOARD OF DIRECTORS
OF
Kingly Chateau Corporation

The first meeting of the Board of Directors of the Corporation was held at 8:00 p.m. on March 29, 2011 at , Rm 1016, Chun Ying Hse, Ko Chun Ct, Yao Tong, Hong Kong, Hong Kong as set forth in the written Waiver of Notice, signed by all the Directors, fixing such time, place, and prefixed to the minutes of this Meeting.

TUNG Yee Shing was present as the sole Director of the Corporation. The meeting was called to order by TUNG Yee Shing. It was moved and unanimously carried that: TUNG Yee Shing, act as the Temporary Chairman and Temporary Secretary.

The meeting then proceeded to the election of officers. Upon nominations duly made and seconded, the following were elected officers of the Corporation, to serve for the ensuing year or until their successors are elected and qualify:

President : TUNG Yee Shing
Secretary : TUNG Yee Shing
Treasurer : TUNG Yee Shing

The President of the Corporation thereupon assumed the Chair, and the Secretary of the Corporation assumed the duties as Secretary of the meeting. The Secretary presented to the meeting:

1. Copy of the Articles of Incorporation;

2. Copy of the Bylaws of the Corporation as adopted by the Incorporators; and

3. Minutes of the First Meeting of Incorporators.

Upon motion duly made, seconded and unanimously carried, it was,

RESOLVED, that all of the acts taken and decisions reached at the first meeting of the Incorporators of the Corporation be, and they hereby are, ratified and adopted by this Board of Directors.

The Secretary presented to the meeting a copy of the Corporate Internal Control Procedures Manual in compliance with the Sarbanes-Oxley Act of 2002. Upon motion duly made, seconded, and unanimously carried, it was,

RESOLVED, that the Internal Control Procedures Manual is approved and adopted by this Board of Directors and that a copy thereof appear in the minute book of the Corporation.

The banking arrangements of the Corporation were then discussed. After discussion, on motion duly made, seconded and carried, it was,

RESOLVED, that TUNG Yee Shing, or anyone so designated in writing, may open, modify or close any bank or trading account on behalf of the corporation and may deposit, withdraw funds, write checks, and apply for all credit.

The Chairman presented to the meeting a certain offer addressed to the Corporation by TUNG Yee Shing pertaining to the issuance of the shares of the Corporation. A discussion followed. Upon motion duly made, seconded, and unanimously carried, it was

RESOLVED, that the offer pertaining to the issuance of shares of stock of the Corporation to TUNG Yee Shing, and the same hereby is, in all respects approved for and on behalf of the Corporation; and that the Corporation shall issue and deliver to TUNG Yee Shing, or anyone designated in writing by TUNG Yee Shing, Certificate #1 representing 6,000,000 shares of the Corporation, $0.0001 par value to TUNG Yee Shing for cash and services in the amount of $60,000.00, which is acknowledged as having been received

RESOLVED, that the officers of the Corporation are, and they hereby are, authorized, empowered and directed to take any and all steps, and to execute and deliver any and all instruments in connection with consummating the transaction contemplated by the aforesaid offer and in connection with carrying the foregoing resolutions into effect.

It was proposed that the President be able to designate a General Manager of the Corporation, who shall have the authority to open and close bank accounts, write checks, deposit checks, request audits, approve audits, contract with vendors, purchase any and all items he deems necessary for the benefit of the corporation and enter into any and all contracts for the benefit of the Corporation. A discussion followed. Upon motion duly made, seconded, and unanimously carried, it was

RESOLVED, that the President, may designate a General Manager in writing and that said General Manager shall have full and complete authority to open and close bank accounts, write checks, deposit checks, contract with vendors, purchase any and all items he deems necessary for the benefit of the corporation and enter into any and all contracts for the benefit of the Corporation.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.

__________________________
TUNG Yee Shing, President

Attest: _______________________
TUNG Yee Shing, Secretary